Exhibit 10.10

Version Date: September 16, 1999

                                                       USi Agreement Number: 113

                                 iMAP AGREEMENT

USinternetworking, Inc. ("USi"), a Delaware corporation with its principal office located at One USi Plaza, Annapolis, MD 21401-7428 and taketoAuction ("Client"), a Florida corporation, with its principal office located at 2335 N.W. 107th Avenue, Miami, FL 33172, hereby agree that the following terms and conditions will apply to each iMAP Solution provided under this iMAP Agreement ("Agreement").

1.       SCOPE OF SERVICE

1.1      Services
         USi will provide the services as defined in individual Product Schedules which will be mutually agreed upon, attached hereto and incorporated herein as Exhibit A. The Product Schedules may be modified by mutual written agreement. Changes or additions to work performed under each Product Schedule may require changes in the resources provided by USi and may result in additional costs or charges in each Product Schedule.

1.2      Separate Agreement
         Each Product Schedule shall reflect a separate agreement of the parties, and, unless otherwise clearly specified in writing, the terms and conditions of each Product Schedule shall be independent of and shall have no impact upon, the provisions of any other Product Schedule.

1.3      Additional Services
         Client may order additional iMAP Solutions or add on to existing iMAP Solutions by contacting USi. USi will send Client a Product Schedule, based on USi's formal requirements analysis and/or proposal for the additional services, specifying the terms of the iMAP Solution, including the payment(s) due for each ordered item. Client may accept the terms of the iMAP Solution by signing that Product Schedule and returning it to USi. All executed Product Schedules will become part of this Agreement and will be covered by all of this Agreement's terms and conditions.

2.       DEFINITIONS

2.1 "Acceptable Use Policy" shall mean USi's policy on the use of its Global Network. The Acceptable Use Policy can be viewed at http://www.usi.net/usepolicy.html.

2.2 "Addenda" shall mean any written document executed by both parties which modifies the terms of this Agreement or any executed Product Schedule.

2.3 "Agreement" shall mean this iMAP Agreement, any and all Exhibits attached hereto and all Product Schedules attached simultaneously with the execution of the Agreement or agreed upon and executed subsequent hereto.

2.4 "Consulting and Implementation Services" shall mean the services provided by USi as part of the iMAP Solution and may be set forth in the Product Schedule as applicable.

2.5 "Content" means any and all text, multimedia or images (graphics, audio and video), data and the like provided by Client and installed on a server, which shall be subject to the terms and conditions set forth in the Product Schedule and Acceptable Use Policy.

2.6 "Customization" shall mean any customized deliverable created by USi as part of the iMAP Solution.

2.7 "Documentation" shall mean the Software Application user manual(s) and any other materials supplied by USi concurrently with the delivery of and for use with the iMAP Solution.

2.8 "Global Network" shall mean USi's Internet-based data center and network.


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2.9      "Hardware" shall mean any computing or networking equipment USi uses and/or provides to Client for its use as part of the iMAP Solution.

2.10 "iMAP Solution" shall mean the collective bundling of any and all Consulting and Implementation Services, Customization, access to the Global Network, Hardware, Project Software, Software Application(s), USi Software and Work Product, as outlined in each executed Product Schedule.

2.11 "Product Schedule" shall mean a written order for any iMAP Solution accepted by USi and executed by both parties, which shall be subject to the terms and conditions of this Agreement and which, at a minimum, shall contain a description of the work to be undertaken and the obligations and responsibilities of each party related to that Product Schedule.

2.12 "Project Software" shall mean any software developed by USi under this Agreement or any Product Schedule.

2.13 "SLA" shall mean the Service Level Agreement specified in each Product Schedule.

2.14 "Software Application" shall mean the Third Party computer software USi provides to Client for its use as part of the iMAP Solution.

2.15 "Third Party" shall mean any natural person or legal entity other than USi and Client.

2.16 "USi Software" shall mean certain software which was developed by USi independently of this Agreement or pursuant to the terms of this Agreement as may be required for customization.

2.17 "Work Product" shall mean all Consulting and Implementation Services performed and/or created by USi solely for Client under this Agreement as well as any other products of its work created hereunder solely for Client which may consist of reports, designs, data or similar materials.

3.       LICENSE

3.1      Rights Granted
         In accordance with the terms of this Agreement, USi grants to Client a limited, nontransferable, non-exclusive license to use the iMAP Solution included in the executed Product Schedules attached hereto for the sole purpose of supporting the operations of Client's business as described in the Product Schedule. Notwithstanding anything to the contrary, Client may not use the iMAP Solution in a resale capacity, to process and/or analyze the data of a Third Party as a service bureau or on any Hardware other than as set forth in the relevant Product Schedule.

3.2      Ownership
         Except as expressly provided in Section 11 below, all components except as outlined in product schedule in "Additional Ownership Rights" of the iMAP Solution provided to Client shall remain at all times the property of USi and/or its Third Party Software Application vendors and contain trade secrets and other valuable proprietary information of USi and/or its Third Party vendor.

3.3      Effective Date
         This Agreement shall be effective on the date it is executed by USi, and shall remain in effect for the Term unless terminated in accordance with the provisions set forth in this Agreement.

3.4      Software
         Client acknowledges and understands that USi may provide to Client (a) USi Software and/or (b) Software Applications owned by Third Parties which USi uses under license agreements from Third Parties defined in
         Section 2.14 as "Software Application." Client acknowledges that (a) title to all such USi Software and Software Application remains with and is subject to the proprietary rights of USi or its Third Party vendor, and (b) such USi Software and Software Application contain trade secrets and other valuable proprietary information of USi or its Third Party vendor.
3.5      Restrictions


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         Client agrees it shall not: (a) alter or modify the USi or Software
         Application or any part thereof; (b) copy or duplicate, or permit a Third Party to copy or duplicate, the USi Software or Software Application or any part thereof or (c) reverse engineer, decompile or disassemble USi Software or Software Application, unless otherwise provided in the relevant Product Schedule.

3.6      Non-Transferable
         Client agrees not to license, sell, transfer, lease or disclose the USi Software or Software Application to any Third Party.

4.       TERM

4.1      Agreement Term
         The term of this Agreement (the "Term") shall commence on the Effective Date and shall expire five (5) years thereafter unless (a) either terminated pursuant to the terms of this Agreement or (b) extended by mutual written agreement.

4.2      Product Schedule
         Each individual Product Schedule shall include a period of performance. In the event that any Product Schedule period of performance extends beyond the Term, the Term shall automatically be extended and remain in effect until such time as the Product Schedule period of performance is completed.

5.       PAYMENTS

5.1      Fees
         As compensation for the license of the iMAP Solution granted to Client and the provisions of services as applicable, Client agrees to pay the amount(s) specified in each executed Product Schedule. Any fee specified in a Product Schedule will only remain in effect until the date specified in the Product Schedule.

5.2      Payment Terms
         Unless otherwise specified in the Product Schedule, payments will be due and payable to USi within thirty (30) days of Client's receipt of USi's invoice. Such invoices will be generated in accordance with the terms specified in each Product Schedule. USi reserves the right, in USi's absolute discretion, to perform a credit check on Client.

5.3      Taxes
         Client shall be responsible for the payment of all taxes associated with this Agreement or its use of the iMAP Solution (other than taxes based on USi's net income), including, but not limited to, personal property taxes, import taxes, taxes on telecommunication services, information services, data processing services or similar governmental charges that may be assessed by any jurisdiction, whether based on gross revenue or delivery of products or services. If USi is required to pay any such taxes directly, Client shall, upon receipt of USi's invoice, reimburse USi for any amount that USi has paid. Notwithstanding the above, Client shall not be required to pay those taxes from which Client is legally exempt.

5.4      Insurance
         Client shall obtain and maintain adequate liability insurance and insurance against loss or damage to USi's Hardware located on Client's premises. Upon request, Client shall furnish to USi a Certificate of Insurance or other evidence of insurance coverage.

5.5      Interest
         Any payments not made when due will be subject to an interest charge of one and one-half percent (1.5%) per month, unless applicable law specifies a lower lawful rate of interest, in which case past due payments shall bear interest at that lower maximum rate.


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6.       WARRANTIES

6.1      Performance Warranty
         USi warrants that: (a) work performed to complete any Product Schedule will be performed by qualified personnel in a professional, workmanlike manner, consistent with the prevailing standards of the industry; and
         (b) it will use commercially reasonable efforts to complete each Product Schedule.

6.2      Authority Warranty
         USi warrants that it has the authority to license the Software Application(s) for the purposes set forth in this Agreement and the Product Schedule. Client acknowledges and agrees that its sole and exclusive remedies for breach of this warranty are set forth in Section
         8.1 of this Agreement.

6.3      Limitation
         Unless otherwise expressly provided herein or in a Product Schedule, neither USi nor any of its service providers, licensors, employees or agents warrant (a) that the functions contained in the iMAP Solution provided hereunder will meet Client's requirements or (b) that the operation of the iMAP Solution will be uninterrupted or error free or
         (c) that the products or services will have the capacity to meet the demand during specific hours. USi will not be liable for any damages that Client may suffer arising out of use, or inability to use, the products or services provided hereunder. USi will not be liable for unauthorized access to or alteration, theft or destruction of Client's data files, programs, procedures or information through accident, fraudulent means or devices, or any other method, unless such access, alteration, theft or destruction is caused as a result of USi's gross negligence or intentional misconduct.

6.4      Exclusion
         THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS, EXPRESSED, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NONINFRINGEMENT.

7.       CLIENT CARE

7.1      Client Assistance Center
         Under the Client Care program, USi will provide a level of service concerning Client's iMAP Solution as outlined in each specific Product Schedule. In all cases, Client will have availability to USi's Client Assistance Center twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (365) days per year. Client acknowledges and agrees that all calls into the Client Assistance Center are public and may be monitored and/or recorded for quality control purposes.

7.2      Service Level Agreements
         USi will provide a Service Level Agreement with each iMAP Solution which will be stated in each executed Product Schedule. Specific remedies for USi's failure to meet the applicable Service Level Agreement will be stated in each executed Product Schedule.

7.3      Maintenance Window
         USi has established set maintenance windows on Tuesday and Friday mornings between the hours of 2am and 6am (ET). During this time, USi reserves the right to take down a Client's server(s) in order to conduct routine maintenance checks to both software and hardware. If a Client's server(s) will be down for more than two (2) minutes within this pre-established window, USi will advise Client of such prior to any scheduled maintenance downtime. USi will not be responsible for any damages or costs incurred by Client, if any, for scheduled down time. USi reserves the right to change its maintenance window upon prior notice to Client.


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8.       INDEMNITY OBLIGATIONS

8.1      USi Indemnity Obligations

         USi will (a) defend Client against any final claim that the products or services delivered by USi infringe a patent, copyright, trade secret, or other proprietary right in the United States; and (b) pay costs, damages and attorney's fees finally awarded against Client as a result of such claims.

         (a) Infringement Remedies. In addition to defending Client as stated above, if a claim occurs, or in USi's opinion, is likely to occur, USi will, at its sole option and expense, (subject to its agreement with Software Application vendors) either (i) procure Client the right to continue using the Software Application in question, or (ii) replace or modify the infringing Software Application so that it becomes noninfringing; provided that the Software Application's functionality are not materially and adversely affected by such replacement or modification. If neither of these alternatives is reasonably available, Client shall return the Software Application at issue and USi will refund the amount paid by Client to USi for such Software Application as depreciated. The depreciation shall be an equal amount per year over a three (3) year life commencing with the date of installation.

         (b) Exclusions. USi shall not be liable for infringement claims based on (i) the combination, operation or use of Software Application with hardware, data or software not supplied by USi if the claim would have been avoided by use of other hardware, data or software; or (ii) modifications to Software Application if the modifications were not made by USi.

8.2      Client Indemnity Obligations
         Client will (a) defend USi against any claims by Third Parties arising from Client's use of Software Application or iMAP Solution provided by USi hereunder excluding, however, (i) proprietary rights infringement claims under Section 8.1; and (ii) claims for bodily injury or damages to tangible personal property proximately caused by the negligent act, error or omission of USi and (b) pay costs, damages and attorney's fees finally awarded against USi and any settlement costs incurred as a result of such claims.

8.3      Conditions
         The indemnification obligations set forth above in Sections 8.1 and 8.2 are contingent upon compliance with the following conditions by the party seeking indemnification:

         (a) Providing prompt written notice of a claim within twenty (20) days of its service upon indemnified party;


         (b) Providing all information and evidence within its control which is necessary for the indemnifying party to conduct a defense; and

         (c) Providing the indemnifying party with sole control of the defense and all related settlement negotiations. However, the non-indemnifying party may participate in the defense or settlement of the claim at its own expense.

8.4      Limitations of Remedy
         This Section 8 states the entire obligations of the parties with respect to indemnity or infringement of copyrights, patents, trade secrets or other intellectual property or proprietary rights.

9.       LIMITATION OF LIABILITY

9.1      Limitation of Liability
         USi's entire liability and Client's exclusive remedies are set forth in this Section 9, Section 6 WARRANTIES, Section 8 INDEMNITY OBLIGATIONS and Section 10 TERMINATION. USi's liability to Client for damages (regardless of the form of action, whether in contract, tort, warranty or otherwise) shall in no event exceed three (3) times the monthly fee paid by the Client to USi under this


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         Agreement for the one (1) month period immediately preceding the event which caused the damage or injury.

9.2      Disclaimer of Damages
         EXCEPT IN THE CASE OF CLIENT'S BREACH OF USi'S INTELLECTUAL PROPERTY RIGHTS, NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR FOR THE LOSS OF PROFIT, REVENUE, OR DATA, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGES. CLIENT FURTHER AGREES THAT USi SHALL NOT BE LIABLE FOR ANY CLAIM OR DEMAND AGAINST CLIENT OR USi BY ANY THIRD PARTY, EXCEPT TO THE EXTENT EXPRESSLY COVERED UNDER SECTION 8 INDEMNITY OBLIGATIONS OR SECTION 9 LIMITATION OF LIABILITY.

10.      TERMINATION

10.1     Termination for Breach
         Either party may terminate this Agreement immediately upon written notice to the other party if the other party materially breaches any obligation under this Agreement and fails to cure such breach within thirty (30) days after receiving notice of the breach. Unless otherwise agreed in writing, termination of this Agreement shall also automatically terminate all Product Schedules which are incomplete at the time of termination. Termination of one Product Schedule shall have no effect on any other Product Schedule or the Agreement so long as the party in default of the Product Schedule being terminated complies with the terms and conditions of the Agreement and other Product Schedules. Notwithstanding anything to the contrary, either party shall have the right to terminate this Agreement and the license granted herein in the event the other party (a) terminates or suspends its business, (b) becomes subject to any bankruptcy or insolvency proceeding under Federal or state statute, (c) becomes insolvent or becomes subject to direct control by a trustee, receiver or similar authority, or (d) has wound up liquidated, voluntarily or otherwise. In the event of termination by reason of Client's failure to comply with any part of this Agreement, or upon any act which shall give rise to USi's right to terminate, USi shall have the right, at any time, to terminate the license and take immediate possession of the iMAP Solutions and all copies wherever located, without demand or notice. Within ten (10) days after termination of the license, Client shall return to USi all tangible portions of the iMAP Solutions, including any Hardware provided by USi and any Software in the form provided by USi or as modified, or, upon request by USi, destroy all tangible portions of the iMAP Solutions and all copies, and certify in writing that they have been destroyed. Termination of this Agreement shall not relieve Client of its obligations regarding confidentiality under Section 12 below. Lastly, no cure period shall be afforded in an event of a breach of Sections 3 or 12.1, for which USi shall be entitled to all legal and equitable remedies, including but not limited to, injunctive relief, without requirement of bond.

10.2     Effect of Termination
         Termination of this Agreement for any reason shall not affect any past or future sums due USi under this Agreement or any additional remedies provided by law or equity to USi. All rights that have been granted to Client shall immediately be terminated and all unpaid charges accrued under this Agreement shall become immediately due and payable upon the happening of any event of termination. The Parties also agree to return to one another, within sixty (60) days of a request, any property, data sheets, schematics, samples, customer lists, confidential information, in whatever form or media which are used by a disclosing party or which are furnished to a recipient.
10.3     Return of Content


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         In the event of a termination of this Agreement or any Product Schedule for default by USi, or on account of Client's decision not to renew a Product Schedule at the end of the applicable period of performance defined in each Product Schedule, USi shall deliver to Client, at no additional cost to Client, and in a format and on a date mutually agreeable to both parties, (i) all data contained on Hardware (Section 2.9) used in the iMAP Solution delivered to Client; (ii) all Content (Section 2.5), (iii) all Project Software (Section 2.12); and (iv) all Work Product (Section 2.17). Client agrees that, after termination of this Agreement or a specific Product Schedule, (a) USi shall have no obligation to support the Work Product or Project Software; (b) Client may use the Work Product and Project Software solely to support the internal operations of its business; (c) Client may not resell, disclose, or allow access to, the Work Product or Project Software to any Third Party; and (d) USi reserves all rights to (i) the use of the Work Product or Project Software in whatever manner USi chooses, including in the support of iMAP Solutions provided to other USi clients; and (ii) the IP addresses or address blocks assigned by USi in support of the iMAP Solution delivered to Client under this Agreement and related Product Schedule(s).

11.      SOFTWARE AND WORK PRODUCT DEVELOLPED UNDER AGREEMENT

11.1     Title
         Except as otherwise provided for in Section 11.2 below or as may be expressly agreed in any Product Schedule, USi shall retain title to and ownership of any (a) Hardware provided by USi; (b) any Software Application(s); and (c) any USi Software. To the extent that Project Software contains any USi Software or Software Application(s), such Project Software is subject to restrictions as may be applicable to the USi Software or Software Application(s) which is incorporated therein.

11.2     Client Ownership
         Client shall retain title to and all ownership rights (a) in any Work Product; (b) in any Project Software; and (c) in Content, but grants USi a perpetual, royalty-free license to use the Work Product and Project Software pursuant to Section 10.3(d), and all items outlined in product schedule in "Additional Ownership Rights.".

12.      GENERAL PROVISIONS

12.1     Nondisclosure
         Each party shall retain in confidence all proprietary information transmitted to the other that the disclosing party has identified in writing as being proprietary and/or confidential, and will make no use of such information except under the terms and during the term of this Agreement. Client agrees to use all reasonable precautions and take all necessary steps to prevent the iMAP Solution from being acquired by unauthorized persons, and to take appropriate action, by instruction, agreement, or other-wise, with regard to all persons permitted access to the iMAP Solution, in order to ensure the iMAP Solution is protected. Client shall not disclose the iMAP Solution to any person for any purpose other than as provided in this Agreement. However, neither party shall have an obligation to maintain the confidentiality of information that (a) it has rightfully received from another party prior to its receipt from the disclosing party; (b) the disclosing party has disclosed to a Third Party without any obligation to maintain such information in confidence, (c) enters the public domain or becomes generally known to the public by some action other than breach of this Agreement by the receiving party; or (d) is independently developed by the receiving party. Each party shall safeguard proprietary and confidential information disclosed by the other using the same degree of care it uses to safeguard its own proprietary and confidential information but, in no event, shall use less than a reasonable degree of care. Each


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         party's obligation under this paragraph shall extend for a period of three (3) years following termination or expiration of this Agreement.

12.2     Assignment
         Neither this Agreement nor any rights granted hereunder may be sold, leased, assigned or otherwise transferred, in whole or in part by Client by operation of law otherwise, and any such attempted assignment shall be void and of no effect without the advance written consent of USi, such consent not to be unreasonably withheld or delayed; provided, however, that such consent shall not be required if Client assigns this Agreement to a wholly owned subsidiary or in connection with a merger, acquisition, or sale of all or substantially all of its assets, unless the surviving entity is a competitor of USi. USi reserves the right to assign its right to receive and collect payments hereunder without the consent of Client.

12.3     Governing Law
         This Agreement shall be governed by and con-strued in accordance with the laws of the State of Maryland, without regard to conflicts of law. The parties to this Agreement consent to the exclusive jurisdiction and venue of the state and federal courts sitting in or for Anne Arundel County, Maryland.

12.4     Waiver
         No waiver of any breach of any provisions of this Agreement shall constitute a waiver of any other breach of the same or any other provision of the Agreement, and no waiver shall be effective unless made in writing.

12.5     Severability
         In the event that any term or provision of this Agreement conflicts with the law under which this Agreement is to be construed, or if any such provision is held invalid by a court with jurisdiction over the parties to this Agreement, such provision shall be restated to reflect, as nearly as possible, the original intentions of the parties in accordance with applicable law, and the remainder of this Agreement shall remain in full force and effect.

12.6     Enforcement
         Both parties agree to pay all reasonable costs and expenses the other party incurs in successfully enforc-ing this Agreement, including reasonable attorneys' fees.

12.7     Force Majeure
         Neither party shall be liable for any delay or failure in performance due to Force Majeure, which shall mean acts of God, earthquake, labor disputes, changes in law, regulation or government policy, riots, war, fire, epidemics, acts or omissions of vendors or suppliers, transportation difficulties or other occurrences which are beyond either party's reasonable control. In the event that USi is prevented or delayed in the delivery or installation of the iMAP Solution for reasons beyond its control, such delivery or installation shall take place as soon thereafter as is reasonably possible. This provision shall not apply to any obligation of Client to pay money under this Agreement or any Product Schedule.

12.8     Notice

         Any notice or invoice required or permitted under this Agreement shall be in writing and delivered by hand or mailed by overnight express charges prepaid or certi-fied mail with return receipt requested to the address set forth above. Notices or invoices shall be deemed received when delivered.

12.9     Hiring
         Client and USi agree that during the term of this Agreement and for one
         (1) year thereafter, they will not, without prior written consent of the other, employ or offer employment to any employee of the other who has worked to a material extent on matters relating to this Agreement or the provision of USi services by USi hereunder.
12.10    Survival


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         The terms of Sections 3, 4, 5, 8, 9, 11 and 12 shall survive the termination or expiration of this Agreement.

12.11    Acceptable Use Policy
         Client agrees at all times, and to require and enforce its employees, agents and contractors at all times, to comply with the USi Acceptable Use Policy, the terms of which may be modified from time to time by USi on the website referred to above in Section 2.1. Client agrees to indemnify and hold USi harmless from any damages, costs and expenses incurred by USi caused by the breach of this provision.

12.12    Third Party Rights
         The provisions of this Agreement are solely for the benefit of the parties hereto and not for the benefit of any Third Parties.

12.13    Entire Agreement
         This Agreement (including all Product Schedules and Addenda, if any) contains the full under-standing between the parties and supercedes all prior representations or agreements, whether oral or written, with respect to such matters. The Agreement (including all Product Schedules and Addenda, if any) may only be changed by a written document signed by both parties. To the extent of any inconsistencies between the Agreement and the Product Schedule, the Product Schedule shall control, except if the Agreement is modified by Addenda, then the Addenda shall control. Principles of contract construction or rules of law that, in the event of inconsistency or ambiguity, would construe against the drafter this Agreement or any Product Schedule, shall not apply.


USinternetworking, Inc.                            taketoAuction

By: /s/ William T. Price                           By: /s/ Albert Friedman
    ---------------------------------------            -------------------------
Name: William T. Price                             Name:  Albert Friedman

Title:  Vice President and General Counsel         Title:  President and CEO

Date:  9/23/99                                     Date:  9/17/99









Usinternetworking, Inc.           Page 9              Copyright (Copyright) 1999
 iMAP Agreement 9903-7   Proprietary & Confidential     Usinternetworking, Inc.


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Version Date: September 17, 1999

                                            USi Agreement Number:     113

                                            Effective Date:  September 17. 1999

                                PRODUCT SCHEDULE

This Product Schedule is governed by and incorporated into the terms and conditions contained in the IMAP Agreement entered into between USinternetworking, Inc. ("USi") and taketoAuction ("Client") dated September 17, 1999. USi's Proposal to Client dated September 13, 1999 (the "Proposal") is attached as Exhibit A to this Product Schedule, although only those Sections of the Proposal specifically referenced below shall be incorporated into the terms and conditions of this Product Schedule.

iMAP SOLUTION:                     USi Internet Selling application powered by
                                   BroadVision as detailed in Section 1 of the Proposal.

HOSTING OF EXISTING WEB SITE:      USi agrees to host Client's current web
                                   site for up to four (4) months at no
                                   additional charge, which  includes  the
                                   migration of Client's servers and network capacity to USi's Enterprise Data Center.
                                   USi shall have no  responsibility  for
                                   Client's applications and will not provide any type of Service Level Agreement. In addition, USi shall provide, at no charge, up to thirty (30) hours of professional services assistance to maintain or enhance Client's existing web site.
                                   Additional hours of professional services will be billable at an hourly rate of $160 plus reasonable travel and living expenses.

                                   USi reserves the right, in its sole
                                   discretion, to withdraw the hosting of
                                   Client's existing web site should USi
                                   determine that such temporary hosting
                                   environment is not feasible or will have a negative impact on the implementation of the iMAP Solution.

PAYMENT SCHEDULE:                  Client agrees to the following Payment
                                   Schedule:

                                   1.   $40,000  due  and  payable  on  the
                                        Effective  Date  of  this
                                        Product Schedule.
                                   2.   Sixty (60) equal monthly service fee
                                        payments of $41,000 commencing
                                        December 15, 1999.

                                   All monthly service fee invoices will be issued in advance on the 15th of the month prior to the calendar month of service. This pricing is valid for the Initial Period and is exclusive of any applicable taxes, tariffs, telecommunications surcharges or other governmental fees or charges that may be imposed from time to time by applicable law or regulation.

DELIVER OF LIMITED VERSION:        As noted in Section 1.8 of the Proposal, USi
                                   will deliver the limited version of the iMAP
                                   Solution by January 31, 2000. Should USi fail to deliver this limited version as such,

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Version Date: September 17, 1999

                                   all monthly service fee payments shall be suspended until USi delivers this limited version.

EFFECTIVE DATE OF PRODUCT
SCHEDULE:                          Upon execution of this Product Schedule by
                                   both parties or another date, mutually agreed upon in writing by the parties as set forth above.

PERIOD OF PERFORMANCE:             The Period of  Performance  of this Product
                                   Schedule shall commence on the  Effective
                                   Date and shall  continue  until
                                   December 14, 2004 (the "Initial   Period").
                                   Thereafter, this Product Schedule shall
                                   automatically  renew for  successive  twelve
                                   (12) month periods (the "Renewal Period") on the same terms and conditions as herein agreed, as may be amended from time to time, including, but not limited to, monthly payments as described below, unless and until either party provides the other party with a notice of termination thirty
                                   (30) days prior to the end of the  Initial
                                   Period  or any  annual  Renewal Period.

PRICE CHANGES:                     USi will notify Client sixty (60) days prior
                                   to any Renewal Period of any price changes which will become effective upon such Renewal Period.

BANDWIDTH VARIATION POLICY:        Should Client exceed bandwidth or server
                                   processing requirements of this project, USi reserves the right to amend this Product
                                   Schedule and increase the monthly fees to reflect the additional bandwidth requirements. USi will provide Client with a monthly status report o bandwidth and server usage.

CLIENT CARE:                       Under the Client Care program, Client's Help
                                   Desk will have availability to (a) USi's
                                   Client Assistance Center twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (365)days per year and (b) the assigned Client Assistance Team during Client's designated standard business hours.

CONSULTING SERVICES:               USi will  provide  Consulting  Services as
                                   outlined in Section 1 of the Proposal.

ADDITIONAL CONSULTING SERVICES:    During the Initial Period, USi agrees to
                                   provide Client up to six hundred (600) hours of Additional Consulting Services
                                   ("Additional Services") per year in support of the periodic enhancement of the IMAP
                                   Solution. All fees for the Additional
                                   Services are included in the Payment
                                   Schedule. The scope and time frames for
                                   delivery of the Additional Services will be mutually agreed upon between both parties. In addition, the Additional Services will be provided on mutually agreeable dates scheduled at least two (2) weeks in advance.
                                   It is understood that any additional software or hardware requirements may change monthly payment installment payment plan stated above.

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Version Date: September 17, 1999


SECURITY PROCEDURES:               USi defines  certain  policies and
                                   procedures to provide the level of security associated with the iMAP Solution. Client acknowledges and understands that no network security procedures can assure complete network security or prevent all unauthorized access to the network. These policies and procedures will change over time to reflect emerging technologies, business practices and Internet-related issues.

SERVICE LEVEL AGREEMENT:

Usi's Service Level:

USi will provide for 99.5% Availability for the iMAP Solution application services (as herein defined) within USi's assumed control.

"Availability" refers to a User's ability to access the application on the appropriate USi hosted server and receive a valid response, where a "valid response" is any reply sent by the appropriate server that is either normal application behavior or an exception notification that can be identified and read by the user.

"Assumed control" includes all of the following components except for those specifically excluded in the Remedy section below:

o network services to the ISP (Internet Service Provider) circuit termination termination point on the router in USi's data center (i.e. Public Internet Connectivity)
o network services to the Private IP Carrier circuit termination point on the router in USi's data center (i.e. Private IP Network Connectivity)
o all USi provided hardware including servers, network equipment and security components
o all USi provided software, including operating systems, web servers, database servers, applications, utilities and customized components
o   USi managed routers on customer premises

Remedy:

In the event USi is unable to provide:

1. Ninety-nine percent (99%) Availability in any given calendar month, Client shall receive a credit to their account equal to five percent (5%) of that month's service fees excluding rebilled circuit charges.

2. Ninety-five percent (95%) Availability in any given calendar month, Client shall receive a credit to their account equal to ten percent (10%) of that month's service fees excluding rebilled circuit charges.

3. Ninety percent (90%) Availability in any given calendar month, Client shall receive a credit to their account equal to fifteen percent (15%) of that month's service fees, excluding rebilled circuit charges.

If USi fails to meet ninety-five percent (95%) Availability for three (3) consecutive calendar months, Client may terminate this Product Schedule without

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Version Date: September 17, 1999

penalty, regardless of any term remaining on the Agreement, without liability to either party for penalties or damages associated with such termination and upon thirty (30) days prior written notice to USi.

"Availability" percentage shall be calculated as follows:

                x = (n - Number of Hours Service is "down") * 100
                -------------------------------------------------

where "n" is the total number of hours in any given calendar month, and "x" is the Availability percentage.

Specifically excluded from "n" in this calculation and exceptions to the levels of Availability provided herein are (a) scheduled maintenance windows; (b) reasons of Force Majeure (as defined in Section 12.8 of the Agreement); (c) issues associated with Client provided hardware, software and other equipment;
(d) issues associated with Client provided or Client leased local area networks or ISP connections; (e) use of unapproved or modified hardware or software and/or; (t) issues arising from the misuse of the iMAP Solution by Client, its employees, agents, customers or contractors.

In the event of a Force Majeure event, the Client shall have the option of canceling this Product Schedule with USi if the resulting total outage time is greater than fourteen (14) consecutive days in any six (6) month period, without liability to either party for penalties or damages associated with such outages or termination and upon thirty (30) days prior written notice to USi.

The remedies stated in this Section are Client's sole and exclusive remedies for service interruption.

Client Responsibilities: This section describes Client's additional responsibilities under this Agreement.

1. Client will designate qualified personnel to act as liaisons between Client and USi.

2. Client will adhere to and will require any Third Party (as defined in the iMAP Agreement) having access to the iMAP Solution to adhere to USi's Acceptable Use Policy as set forth at the following URL:
   http://www.usi.netIusepolicy.

3. Client is responsible for obtaining and complying with license terms for all Client-provided software, if any, which are sufficient to allow use of the software on the Hardware.

4. Client is solely responsible for Content, including any subsequent changes or updates made or authorized by Client. Client represents and warrants that Content: (a) will not infringe or violate the rights of any Third
   Party including, but not limited to, intellectual property, privacy or publicity rights of others; (b) is not abusive, profane or offensive to a reasonable person; or (c) will not be hateful or threatening. Violations of the foregoing by Client may result in early termination of services by USi.

5. Client is solely responsible for the Contents of its transmissions and the transmissions of Third Parties accessing the iMAP Solution through Client. Client agrees to comply with U.S. and International law with regard to the transmission of technical data which is exported from the United States through the iMAP Solution. Client further agrees not to use the iMAP Solution a) for illegal purposes or (b) to interfere with or disrupt other network users, network services or network equipment. Interference or disruptions include, but are not limited to, distribution of unsolicited advertising or chain letters, propagation of computer worms and viruses, and use of the network to make unauthorized entry to any other machine accessible via the network. Violations of the foregoing by Client may result in early termination of services by USi.

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Version Date: September 17, 1999

6. Client shall be responsible for providing USi with end user login names and passwords for the purpose of authenticating and authorizing Global Network access by end users to the iMAP Solution.

7. Client shall be responsible for handling all communication, technical support to and business relations with end users who are the customers of Client including but not limited to responding to inquiries and questions.

8. Client shall be responsible for providing to USi all information required for the Acceptance Test in a timely manner and in form directed by USi. Client shall participate in the Acceptance Testing in good faith and with all due diligence.

9. Client shall provide USi with access to such hardware, software and network connections that reside on Client's premises as USi shall require.

10. Client shall bear the entire risk of loss or damage to USi hardware located at Client's premises. Client shall obtain and maintain adequate liability insurance and insurance against loss or damage to the hardware. Upon request, Client shall furnish to USi a Certificate of Insurance or other evidence of insurance coverage. Client shall promptly notify USi of any loss or damage to its hardware. In the event of loss or damage, Client, at USi's sole option, shall either place the hardware in good condition and repair or pay to USi the replacement value of the hardware. In the event that any such loss or damage renders the hardware inoperable in any way so as to cause a delay in the provision of the IMAP Solution to the Client, Client shall indemnify and hold USi harmless under Section 8 of the Agreement from any resulting claims Client or Third Parties may have. Furthermore, Client shall not be entitled to any Service Level Agreement credits for any loss of Availability due to the loss or damage to USi hardware located at Client's premises.

11. Client shall be responsible to perform the obligations set forth in the incorporated provisions of the Proposal.

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Version Date: September 17, 1999


ADDITIONAL OWNERSHIP RIGHTS:  Notwithstanding anything to the contrary in the
                              Agreement, both parties acknowledge that Client's logo's, trademarks, service marks, copyrights, business modules and patents, whether pending or registered, without limitation, including Client's site design, architecture, layout and contents are the sole property of Client.

OFFER EXPIRATION DATE:                     SEPTEMBER 30,1999

USINTERNETWORKING, INC.                    TAKETOAUCTION

/s/  William T. Price                      /s/  Albert Friedman
- ---------------------                      -----------------------
(signature)                                (signature)

William T. Price                           Albert Friedman
- ----------------                           ------------------
Vice President and General Counsel         (printed name)

                                           President and CEO
                                           -----------------------------------
                                           (title)

          9/23/99                             9/17/99
- -----------------------------              -------------------------------
(date)                                               (date)

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